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                                                                    Exhibit (23)

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


To the Board of Directors and Stockholders of Uni-Marts, Inc.
State College, Pennsylvania


We consent to the incorporation by reference in Registration Statements No. 333-69136, No. 333-07697, No. 333-75107 and No. 333-24903 of Uni-Marts, Inc. on
Form S-8 of our report dated November 10, 2000, appearing in the Annual Report on Form 10-K of Uni-Marts, Inc. for the year ended September 30, 2000.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Uni-Marts, Inc., listed in
Item 14(a)(2). This financial statement schedule is the responsibility of Uni-Marts, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

December 21, 2000